Filed Pursuant to Rule 424(b)(3)

SEC File #333-237642

1st FRANKLIN FINANCIAL CORPORATION

VARIABLE RATE

SUBORDINATED DEBENTURES

PERIODS OF MARCH 24, 2022 THRU MARCH 30, 2022

AND

MARCH 31, 2022 THRU April 6, 2022

Period of March 24, 2022 Thru March 30, 2022

Interest

Minimum

Effective

Interest

Adjustment

Investment

Yield (a)

Rate (b)

Period (c)

Amount

1.77

1.75

1 Month

$500.00

1.77

1.75

3 Months

$500.00

2.28

2.25

6 Months

$500.00

2.79

2.75

1 Year

$500.00

3.30

3.25

2 Years

$500.00

3.56

3.50

4 Years

$500.00

Period of March 31, 2022 Thru April 6, 2022

Interest

Minimum

Effective

Interest

Adjustment

Investment

Yield (a)

Rate (b)

Period (c)

Amount

1.77

1.75

1 Month

$500.00

1.77

1.75

3 Months

$500.00

2.28

2.25

6 Months

$500.00

2.79

2.75

1 Year

$500.00

3.30

3.25

2 Years

$500.00

3.56

3.50

4 Years

$500.00

(a)    Compounded daily based on 365/366 year.

(b)    Interest  is  earned  daily,  and  will  be  paid  promptly  upon  a  holder’s  request,  otherwise principal and interest are payable at maturity.

(c)    At  the  end  of  this  period,  the  interest  rate  will  be  adjusted.    Debentures  mature  four

years  from  their  date  of  issue,  subject  to  earlier  redemption  as  provided  for  therein.

Redemption  at  any  other  time  is  at  the  discretion  of  the  Company  and  is  subject  to  an interest penalty.  Absent redemption by the holder at maturity, the term  of the Debenture will be extended for one four-year period, subject to the same redemption rights.

This is not  an  offer to sell,  or the  solicitation of  an  offer to purchase these securities.   Any offer or

sale  will  be  made  only  by  a  prospectus,  which  is  available  by  visiting  us  at  135  East  Tugalo

Street, Toccoa, Georgia, by writing us at P.O. Box 880, Toccoa, Georgia 30577 or by calling us at

(706) 886-7571 or (800) 282-0709 (toll-free).

We  are  not  a  bank,  and  investments  are  not  bank  deposits  or  obligations  and  are  not  insured  by

the  FDIC,  SIPC  or  any  other  federal  or  state  agency.    Investors  must  rely  on  the  Company’s

ability to pay principal and interest on the Debentures.

Prospectus Supplement Dated March 24, 2022